Exhibit 99.1

Belpointe PREP, LLC Announces All Outstanding Loan Receivables Have Been Repaid In Full And Early

GREENWICH, Conn., Dec. 16, 2022 — Belpointe PREP, LLC (NYSE American: OZ) (“Belpointe OZ” or the “Company”), a publicly traded qualified opportunity fund, announced today that all of its outstanding loans receivables, including a $30.0 million related party loan, have been repaid in full.

On February 23, 2022, Belpointe OZ provided a commercial mortgage loan in the principal amount of $5.0 million (the “Visco Loan”) to Visco Propco, LLC (“Visco”). The Visco Loan was evidenced by a promissory note bearing interest at an annual rate of 6.0%, due and payable on February 18, 2023, and was secured by a first lien deed of trust on certain real property. Visco repaid the Visco Loan in full on December 6, 2022.

On June 28, 2022, Belpointe OZ provided a commercial mortgage loan in the principal amount of $30.0 million (the “Norpointe Loan”) to Norpointe, LLC (“Norpointe”), an affiliate of the Company’s Chief Executive Officer. The loan was evidenced by a promissory note bearing interest at an annual rate of 5.0%, due and payable on June 28, 2023, and was secured by a first mortgage lien on certain real property. Norpointe repaid the Norpointe Loan in full on December 13, 2022.

“The Visco Loan made it possible for us to acquire our latest development site in Nashville, Tennessee,” said Brandon Lacoff, Chief Executive Officer of Belpointe OZ, “while the Norpointe Loan enabled us to receive a 5% coupon on capital that would have otherwise been sitting in cash at a time when banks were offering rates of less than 1%. Having this cash back on the books allows us the flexibility to make additional acquisitions or place it into higher yielding prospects. Overall, we’re pleased with the performance of these two loans.”

About Belpointe OZ

Belpointe OZ is a publicly traded qualified opportunity fund, listed on NYSE American under the symbol “OZ.” To date, Belpointe OZ has raised more than $345 million of equity capital in its ongoing qualified opportunity fund offering, with over 2,500 units in its development pipeline throughout four cities, representing an approximate total project cost of over $1.3 billion.

Belpointe OZ has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ (the “Class A units”). Before you invest, you should read Belpointe OZ’s most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering. Investing in Belpointe OZ’s Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ’s investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ’s Class A units. To view Belpointe OZ’s most recent prospectus containing this and other important information visit sec.gov or investors.belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing IR@belpointeoz.com Read the prospectus in its entirety before making an investment decision.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Investor and Media Relations Contact:

Cody H. Laidlaw
Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831
IR@belpointeoz.com
203-883-1944